EXHIBIT 11(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to all references to our firm included in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A of The PBHG Funds, Inc. (File No. 2-99810).



ARTHUR ANDERSEN LLP

Philadelphia, Pa.
  May 15, 1997